                               PERSONAL PROPERTY
                            MASTER LEASE AGREEMENT

     This Master Lease Agreement is made as of the 1st day of January, 1996, between JAMES I. SWENSON and SUSAN G. SWENSON, AS TRUSTEES OF THE SWENSON FAMILY TRUST ("LESSOR") AND DETAILS, INC. ("LESSEE") with respect to the following recitals of fact:

                                   RECITALS

     A. LESSOR is the owner of the equipment set forth on Schedule "A" hereto ("Equipment"), which is currently leased to LESSEE under Lease Agreements dated May 1, 1981 and June 25, 1982, respectively, which Lease Agreements have been amended from time to time and which have been extended through December 31, 1995 (collectively "Terminated Leases"). The Equipment is located in various of LESSEE's facilities on Lance Lane and Simon Circle in Anaheim, California.

     B. The aggregate current monthly rental for the Equipment as of December 1, 1995 is $30,400,00.

     C. The parties desire by this Master Lease Agreement to consolidate the Lease Agreements and the various amendments, to provide for a single rental rate, and to provide for common lease terms.

     NOW THEREFORE, in consideration of the mutual covenants and conditions hereof, the parties agree as follows:

     1. EQUIPMENT LEASED. LESSOR hereby leases to LESSEE and LESSEE hereby leases from LESSOR the Equipment on and subject to the terms and conditions hereinafter set forth.

     2. RENT. The rent during the term hereof shall be $30,400 per month, commencing on January 1, 1996. Rent shall be payable on the first day of each month. Rent not paid by the tenth of each month shall bear interest at the rate of 10% per annum from the first of such month, and shall be subject to a late charge not exceeding 10% of the amount due, in addition to other remedies at law or hereunder.

     3. TERM. The term of this Master Lease Agreement shall be from January 1, 1996 to December 31, 2005. The term may be extended at LESSEE's option for an additional ten years commencing on January 1, 2006 to December 31, 2015, provided that (i) this Master Lease Agreement has not theretofor been terminated, (ii) LESSEE is not then in default under the terms of this Master Lease Agreement, and (iii) LESSEE has exercised this Extension Option. LESSEE may only exercise this Extension Option by delivering to LESSOR written notice that LESSEE by such notice elects to exercise its Extension Option not later than August 1, 2005, and shall be thereupon bound to perform the obligations of LESSEE during the ten years commencing on January 1, 2006.

     4. PURCHASE OPTION. LESSEE shall have a purchase option to purchase all Equipment under this Master Lease Agreement at the Purchase Option Exercise Date. LESSEE may purchase all such Equipment provided that (i) this Master Lease Agreement has not theretofor been terminated, (ii) LESSEE is not then in default under the terms of this Master Lease Agreement, and (iii) LESSEE has exercised this Purchase Option. LESSEE may only exercise this Purchase Option by delivering to LESSOR written notice that LESSEE by such notice elects to exercise its Purchase Option on the Purchase Option Exercise Date, which shall be (i) not later than July 1, 2005, or (ii) if LESSEE has exercised its Extension Option, not later than July 1, 2015, and shall be thereupon obligated to purchase the Equipment on December 31, 2005 (or if LESSEE has exercised its Extension Option, on December 31, 2015) and if such December 31 is a legal holiday, then the purchase shall be consummated on the first business day preceding such December 31 that is not a legal holiday. To be valid such notice from LESSEE shall be accompanied by escrow instructions executed by LESSEE with a responsible escrow company in Orange County, reflecting LESSEE'S deposit with such escrow holder of $100,000, forfeitable to LESSOR should LESSEE fail to purchase such Equipment for any reason other than LESSOR's inability to deliver title. LESSOR shall within seven days of receipt execute and deliver such escrow instructions to LESSEE and the escrow holder. The escrow shall obligate LESSOR solely to deliver an assignment to all Equipment then subject to this Master Lease Agreement. LESSOR shall cause the condition of title not later than the close of escrow to be free and clear of all liens and encumbrances, except solely (i) the lien for current taxes, (ii) any liens or assessments for municipal improvements hereafter arising, and (iii) any lien or encumbrance caused by any act or omission of LESSEE occurring on or after the date hereof. Escrow holder shall deduct and pay from the purchase price, the amount of any liens or encumbrances other than items (i) and (ii). The purchase price shall be paid in cash on close of escrow to LESSOR, and LESSOR shall be without cost in the escrow, all fees, charges and costs shall be paid for by LESSEE. The purchase price shall be fair market value of the Equipment as determined: (i) by negotiation between the parties, or (ii) if they are unable to agree within thirty days following exercise of the option, by an appraiser selected by the parties to determine the fair market value in such appraiser's discretion within thirty days following such appointment. If the parties cannot agree on an appraiser, they shall each appoint an appraiser ("party appraiser") within 45 days following exercise of the option, who in turn within five days following such appointment shall together appoint a third appraiser. Within thirty days thereafter, each appraiser shall independently submit his or her appraisal in writing. The purchase price shall be the fair market value of the Parcels so determined by the third appraiser, except that if both of the party appraisers submit a higher value, the purchase price shall be the lowest of the amounts submitted by the party appraisers.

        5.  NONWARRANTY AND NONMAINTENANCE.
Notwithstanding anything contained in the incorporated provisions of this Master Lease Agreement, LESSOR makes no warranty with respect to the condition of the Equipment. LESSEE acknowledges that it has had exclusive possession and use of the Equipment, prior to entering this Master Lease Agreement, and has inspected and accepts same, all AS IS and WITH ALL FAULTS. LESSEE shall be exclusively responsible for the continuing maintenance of all Equipment.

        6.  INSURANCE, INDEMNITY AND RISK OF LOSS.
LESSEE shall maintain at all times, at LESSEE's cost, insurance against all insurable risks of loss for the full replacement value thereof, together with insurance against all public liability, employer and other liability which may arise from possession and use of the Equipment by LESSEE. Each such policy shall name LESSOR as an additional insured, and shall contain an endorsement requirement not less than thirty days prior notice to LESSOR in the event of cancellation or non-renewal. LESSEE shall furnish LESSOR with a copy of each policy.

Notwithstanding any insurance requirement hereunder, LESSEE shall bear the entire risk of loss or damage from any cause, and no loss or damage shall impair any obligation of LESSEE hereunder, including without limitation, the obligation to pay rent during the term hereof, LESSEE shall further indemnify, save harmless and defend LESSOR, from and against all claims and demands, and any loss, liability and expense, including reasonable attorneys fees, arising out of the LESSEE's possession or use of the Equipment.

        7. DEFAULT. Upon any default in the payment of rent, in addition to late charges and interest, or upon any failure to observe the covenants of this Master Lease Agreement, LESSOR may elect to declare a default. Upon such election, LESSOR shall give LESSEE written notice of such default, and the amount due if a rent default, or the nature of the default and the action required to correct the default if other than nonpayment of rent. LESSEE shall have twenty four hours thereafter to cure a rent default by full payment in cash of the full amount due including late charges and interest, and by compliance with the requirements for cure if other than payment of rent within twenty four hours, or if same cannot be cured within twenty four hours to commence such cure and pursue same diligently until completion. If such cure is not so effected, or the default is of a nature which is not capable of cure, then LESSOR may exercise any or all of the following remedies, the exercise of any one or more of which shall not constitute an election of remedies and shall not preclude recovery of any rent or damages due or to become due under this Master Lease Agreement:

           (a) Acceleration of Rent. To declare the entire amount of rent due during the term of this Master Lease Agreement to be immediately due and payable.

           (b) Legal Action. To sue and recover all rents and other amounts due, and recover the Equipment.

           (c) Seizure. To enter the premises and take possession and remove the Equipment, without demand or notice, wherever located, without court order or other process of law, and without liability for damages occasioned thereby, hereby waived by LESSEE.

           (d) Termination. To terminate this Master Lease Agreement.

        (e) Other Remedies. To pursue any other remedy available to LESSOR at law.

        8. EXPENSES. LESSEE shall pay all costs and expenses, including reasonable attorneys fees, incurred by LESSOR in enforcing any of the provisions of this Master Lease Agreement.

        9. ASSIGNMENT. LESSEE may assign its rights hereunder or sublease the Equipment or portions thereof, provided that no such assignment or sublease shall relieve LESSEE of any obligation hereunder, and that LESSEE shall remain liable for the performance of all obligations of LESSEE hereunder.

        10. OWNERSHIP. The Equipment is and shall remain owned solely by LESSOR, unless a purchase of the Equipment by LESSEE is completed hereunder. The Equipment shall at all times remain personal property, whether or not affixed in any manner to real property.

        11. PERMITS AND TAXES. LESSEE shall at its sole cost and expense obtain all necessary permits, consents and authorizations connected with the movement, installation, use and operation of the Equipment. LESSEE shall pay, on a timely basis, all property taxes and assessments levied with respect to the Equipment.

        12. NONWAIVER. No covenant of this Master Lease Agreement shall be deemed to have been waived or released, unless LESSOR shall have waived or released such covenant in writing. Any breach deemed waived by operation of law, shall be a waiver solely of such individual circumstance of breach, and shall not apply to any subsequent or continuing breach.

        13. NOTICES. Any notice hereunder shall be in writing and shall be deemed delivered when personally served, whether by courier or other person, or three business day after deposit with the U.S. Postal Service, postage prepaid and certified, addressed as follows, or to such other address as either party by notice hereunder shall designate:

IF TO LESSEE:           Details, Inc.
                        1231 Simon Circle
                        Anaheim, California 92806

IF TO LESSOR:                   THE SWENSON FAMILY TRUST
                                JAMES I. AND SUSAN G. SWENSON, TRUSTEES
                                34372 Street of the Cove Lanterns
                                Dana Point, California 92529

        with copy to:

                ALAN R. WOLEN, ESQ.
                POST OFFICE BOX 2711
                BLUE JAY, CALIFORNIA 92317

        14. TERMINATED LEASES. Upon execution hereof, the Terminated Leases shall be without further force or effect, and each party hereto, as lessee and lessor thereunder, hereby acknowledges that the other has performed all obligations required under the Terminated Leases, and that neither party any further claim or right against the other arising from the Terminated Leases, except that lessee thereunder shall be responsible for any third party charges for property taxes, insurance and maintenance charges otherwise payable by lessee, but not yet billed.

        15. FAIR DEALING, CONSENTS, ASSIGNMENT. In connection with the performance of their respective obligations under this Master Lease Agreement, LESSOR and LESSEE shall act in good faith and in a commercially reasonable manner. Should any consent of LESSOR be required in connection with the provisions hereof, (i) such consent shall not unreasonably be withheld, and (ii) such consent shall be deemed granted if any trustee of LESSOR, or trustee or other person (in the event LESSOR is not a trust) with the power to bind LESSOR, while acting in the capacity of an officer or director of LESSEE shall take any action, or while exercising rights as a shareholder of LESSEE, shall vote or consent in writing to authorize s specific act or omission, requiring consent of LESSOR under this Master Lease Agreement. LESSOR hereby consents to one or more collateral assignments of LESSEE's interest hereunder pursuant to one or more loan agreements, which each involve an extension of credit of not less than $7 million to LESSEE. LESSOR agrees to evidence its consent to such assignments by executing documents reasonably satisfactory to LESSOR.

         16. MISCELLANEOUS. This Master Lease Agreement: (i) is an integration of all promises and agreements of the parties, (ii) shall be governed and interpreted under California law, (iii) shall inure to the benefit of and be binding upon the parties, their successors and assigns, (iv) may be amended or modified solely by an agreement in writing signed by the parties.

         IN WITNESS WHEREOF, the parties have executed this Master Lease Agreement as of the day and year first above written.

LESSOR:                             THE SWENSON FAMILY TRUST

                                    by  /s/ James I. Swenson
                                        ------------------------------
                                        James I. Swenson, Trustee

                                    by  /s/ Susan G. Swenson
                                        ------------------------------
                                        Susan G. Swenson, Trustee

LESSEE:                             DETAILS, INC.

                                    by  /s/ James I. Swenson
                                        ------------------------------
                                        James I. Swenson, Chairman
                                         and Chief Executive Officer

                                    by  /s/ Susan G. Swenson
                                        ------------------------------
                                        Susan G. Swenson, Secretary

                                 SCHEDULE "A"

                           SCHEDULE LEASED EQUIPMENT
--------------------------------------------------------------------------------

ITEM                      DESCRIPTION                          MODEL
                                                           SERIAL NUMBER
----                      -----------                      -------------
 1               Orbotech Computerized Optical              390
                 Inspection System

 2               Kahn Area Calculator                       KC-141-043

 3               Electro Mechanico Drill Unit               105W

 4               Barnaby Router                             104

 5               Screening Set Up Unit                      5000

 6               Stereo Microscope with Zoom                570

 7               Light Table                                LT

 8               Pressure Washer                            OPS 12

 9               Arbor Press                                125

10               Smear Removal Line                          -

11               Unidrill Unit                              1230

12               Laminating Press                           PC75-18-4-TM

13               Grieve Oven                                333

14               Light Table                                 -

15               Screening Chases                            -

16               Gold Saver Pump and Resin Column            -

17               Screening Table                            5000

18               Mark VI Drilling Machine                    -

------
* All Equipment is wholly owned by LESSOR, except that LESSEE has a one/third undivided interest in Item 1 only.

                                 SCHEDULE "A"                            PAGE 2

                           SCHEDULE LEASED EQUIPMENT
--------------------------------------------------------------------------------

ITEM                      DESCRIPTION                          MODEL
                                                           SERIAL NUMBER
----                      -----------                      -------------
19               Wabash Multilayer Laminator                 -

20               Kol-Press Multilayer Laminator              -

21               OPIC III "B" with General                   -
                 Automation Controller, CPC,
                 CRT, Power Supply 01731,
                 Reader, Punch, Accessory Kit
                 X/Y Display, Plotter and MCC
                 Software

22               XL5 "A" C/R with General                    -
                 Automation Controller, CNC-5,
                 Power Supply, Excellon Quiet
                 Drills, Automatic Tool Changer
                 Tooling Plates, Accessory Kit
                 Heat Exchanger, Subplates,
                 Automatic Feeds and Speeds,
                 Step Up Transformer, MCC Software

23               HYD Shear Unit - 16 Gauge                   -

24               Rotary Air Compressor with 120              -
                 Gallon Horizontal Air Receiver,
                 Aftercooler, Moisture Separator,
                 Fused Switch, Refrigerated Air
                 Dryer, Coalescing In-Line Filter